UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     April 29, 2011

Commission File Number:	0-8952

SB PARTNERS
(Exact name of registrant as specified in its charter)

New York	13-6294787
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1 New Haven Avenue, Box 11, Suite 207, Milford, CT.	06460
(Address of principal executive offices)	(Zip Code)

(203) 283-9593
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation

Registrant’s $22,000,000 unsecured credit facility matured October 1, 2008.   The holder of the unsecured credit facility (“Holder”) formally extended the maturity to February 28, 2009 and thereafter entered into discussions with Registrant as to options for curing the default.  On July 1, 2009 Registrant received written notice from Holder demanding immediate payment of the outstanding obligation.  The Holder and Registrant continued to discuss options for curing the default.  On April 29, 2011, the Holder and Registrant executed a new Loan Agreement (“Loan Agreement”) on the following terms:

1)
In connection with the execution of the Loan Agreement, Registrant was required to make an immediate payment to Holder of $11,930,430, reducing the balance due under the unsecured credit facility to $10,069,570.  The payment was made from proceeds resulting from the sale of Registrant’s property located at 175 Ambassador Drive, Naperville IL (“175 Ambassador”) on December 3, 2010 (see Registrant’s Form 8-K filed December 9, 2010).  Additional proceeds from the sale were used to pay Holder’s legal and appraisal costs and to fund a reserve account for future tenant improvement and leasing costs, as needed.   The remaining outstanding obligation in the amount of $10,069,570 was divided into two notes (“Note A” and “Note B;” together, the “Notes”).

2)
Note A in the amount of $4,069,570 has a maturity of July 31, 2014.  Registrant has two 1-year options to extend the maturity if certain conditions are satisfied.  Note A requires monthly payments of accrued interest at an annual fixed rate of 5% until paid in full.  If extended, Registrant is required to make an additional fixed principal payment of $9,570 on April 1, 2015 and $30,000 thereafter until paid in full.

3)
Note B in the amount of $6,000,000 has a maturity date of April 29, 2018.  Registrant has three 1-year options to extend the maturity date if certain conditions are satisfied.  Note B accrues interest at an annual fixed rate of 5% but only until all interest and principal have been paid in full on Note A.  Thereafter Note B does not accrue any interest.  Payments of interest and principal are deferred until Registrant’s investment in Sentinel Omaha LLC (“Omaha”) pays distributions to Registrant.  Distributions from Omaha would be used first to pay accrued interest on the Note B obligation, then principal on the Note B obligation.  If there are no distributions from Omaha prior to the Note B maturity, all interest and principal is due at maturity, subject to the above mentioned extensions.

4)
The Notes may be voluntarily prepaid upon notice to the Holder, subject to certain requirements as to the application of payments.  Registrant’s obligations under the Notes may be accelerated upon default.

5)
Until Registrant’s obligations under the Notes are satisfied in full, Registrant is required to pay a portion of its net operating income (after payment of certain permitted expenses), and the net proceeds from the sale, transfer or refinancing of its remaining properties and investments, toward the Notes while retaining the other portion to increase cash reserves. While the obligations under the Notes are outstanding Registrant is precluded from making distributions to its partners.

6)
Registrant, its general partner and the Holder also entered into a Management Subordination Agreement accruing a portion of the investment management fee payable by Registrant to its general partner so long as the Notes remain outstanding.

7)
As additional security for Registrant’s payment of its obligations under the Loan Agreement, Registrant, through its wholly-owned subsidiary Eagle IV Realty, LLC, has executed a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement (“Eagle IV Security Agreement”) and a Pledge Agreement (“Eagle IV Pledge Agreement”) in favor of  Holder.  The Eagle IV Security Agreement provides Holder with a security interest on Registrant’s property located in Maple Grove, Minnesota (“Eagle IV”) of up to $5,000,000.  The Eagle IV Pledge Agreement pledges to Holder Registrant’s membership interest in Eagle IV Realty, LLC, the direct owner of Eagle IV.   Registrant has no other debt obligation secured by Eagle IV.  The Loan Agreement also provides for a negative pledge on Registrant’s remaining properties and investments.

(d) Exhibits

Exhibit No.                      Description

10.1	Loan Agreement dated April 29, 2011.

10.2	Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement dated April 29, 2011.

10.3	Assignment of Rents dated April 29, 2011.

10.4	Pledge Agreement dated April 29, 2011.

10.5	Management Subordination Agreement dated April 29, 2011.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SB PARTNERS
(Registrant)

	By:	SB PARTNERS REAL ESTATE CORPORATION
General Partner
Principal Financial & Accounting Officer
Dated: May 5, 2011	By:	/s/ John H. Zoeller
John H. Zoeller
Chief Financial Officer

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